                                                                    Exhibit 23.2

                              ACCOUNTANTS' CONSENT



         We have issued our report dated November 15, 2000, accompanying the consolidated financial statements of Market Financial Corporation for the year ended September 30, 2000 which are incorporated by reference in Peoples Community Bancorp, Inc.'s Form S-4 to be filed with the Securities and Exchange Commission on or about January 12, 2001. We hereby consent to the incorporation by reference of said report in the Joint Proxy/Prospectus.




/s/ Grant Thornton LLP

Cincinnati, Ohio
January 10, 2001